Exhibit 4.16

SECOND DEBENTURE

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION REQUIREMENTS THEREOF OR EXEMPTION THEREFROM.

PCT LTD.

CONVERTIBLE DEBENTURE DUE SEPTEMBER 11, 2022

Issuance Date: September 11, 2019 Principal Amount: $26,000.00

FOR VALUE RECEIVED, PCT LTD., a corporation organized and existing under the laws of the State of Nevada (the "Company"), hereby promises to pay to **PEAK ONE OPPORTUNITY FUND, L.P.**, having its address at 333 South Hibiscus Drive, Miami Beach, FL 33139, or its assigns (the "Holder" and together with the other holders of Debentures issued pursuant to the Securities Purchase Agreement (as defined below), the "Holders"), the initial principal sum of Twenty Six Thousand and 00/100 Dollars ($26,000.00) (subject to adjustment as provided herein, the "Principal Amount") on September 11, 2022 (the "Maturity Date"). The Company has the option to redeem this Debenture prior to the Maturity Date pursuant to Section 2(b). All unpaid principal due and payable on the Maturity Date shall be paid in the form of Common Stock of the Company, par value $0.001 per share ("Common Stock") pursuant to the terms of this Debenture. The Holder has the option to cause any outstanding principal and accrued interest, if any, on this Debenture to be converted into Common Stock at any time.

This Debenture is one of the Debentures referred to in the Securities Purchase Agreement (as amended from time to time, the "Securities Purchase Agreement") dated as of February 14, 2019, between the Company and the Holder. Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement. This Debenture is also subject to the provisions of the Securities Purchase Agreement and further is subject to the following additional provisions:

1. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act and other applicable state and foreign securities laws. The Holder may transfer or assign this Debenture (or any part thereof) without the prior consent of the Company, and the Company shall cooperate with any such transfer. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other Person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Securities Act or any applicable state or foreign securities laws or is exempt from the registration requirements of the Securities Act. Prior to due presentment for transfer of this Debenture to which the Company has consented, the Company and any agent of the Company may treat the

Person in whose name this Debenture is duly registered on the Company's books and records of outstanding debt securities and obligations ("Debenture Register") as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary. In addition to all other rights provided in this Debenture, the Holder shall also have an unlimited number of exchange rights which are options and not obligations to exchange all or a portion of this Debenture into any transaction consummated by the Company with any individual or entity (an "Other Investor"). At the time of such transaction, and in addition to all other rights provided in this Debenture, the Holder would have the option of either (a) retaining the Debenture or one of the previous transactions into which the Holder previously exchanged into, or (b) exchanging the Debenture or such previous transaction into which they exchanged, into the transaction consummated with an Other Investor.

2. Conversion at Holder's Option; Redemption at Company's Option.

a. The Holder is entitled to, at any time or from time to time, convert the Conversion Amount (as defined below) into Conversion Shares, at a conversion price for each share of Common Stock (the "Conversion Price") equal to the lesser of (a) $0.12 or (b) Sixty percent (60%) of the lowest traded price (as reported by Bloomberg LP) of the Common Stock for the thirty (30) Trading Days immediately preceding the date of the date of conversion of the Debentures (provided, further, that if either the Company is not DWAC Operational at the time of conversion, the Common Stock is traded on the OTC Pink ("OTCP") at the time of conversion, or the Conversion Price is less than $0.01 per share, then Sixty percent (60%) shall automatically adjust to Fifty percent (50%) of the lowest traded price (as reported by Bloomberg LP) of the Common Stock for the thirty (30) Trading Days immediately preceding the date of conversion of the Debentures), subject in each case to equitable adjustments resulting from any stock splits, stock dividends, recapitalizations or similar events. The Company shall issue irrevocable instructions to its Transfer Agent regarding conversions such that the transfer agent shall be authorized and instructed to issue Conversion Shares upon its receipt of a Notice of Conversion without further approval or authorization from the Company. For purposes of this Debenture, the "Conversion Amount" shall mean the sum of (A) all or any portion of the outstanding Principal Amount of this Debenture, as designated by the Holder upon exercise of its right of conversion plus (B) any interest, pursuant to Section 10 or otherwise, that has accrued on the portion of the Principal Amount that has been designated for payment pursuant to (A).

Conversion shall be effectuated by delivering by facsimile, email or other delivery method to the Transfer Agent of the completed form of conversion notice attached hereto as Annex A (the "Notice of Conversion"), executed by the Holder of the Debenture evidencing such Holder's intention to convert this Debenture or a specified portion hereof. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The Holder may, at its election, deliver a Notice of Conversion to either the Company or the Transfer Agent. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Company or the Transfer Agent, as the case may be, receives by fax, email or other means of delivery used by the Holder the Notice of Conversion (such receipt being evidenced by electronic confirmation of delivery by facsimile or email or confirmation of delivery by such other delivery method used by the Holder). Delivery of a Notice of Conversion to the Transfer Agent may be given by the Holder by facsimile, or by delivery to the Transfer

Agent at the address set forth in the Transfer Agent Instruction Letter (or such other contact facsimile number, email or street address as may be designated by the Transfer Agent to the Holder). Delivery of a Notice of Conversion to the Company shall be given by the Holder pursuant to the notice provisions set forth in Section 10 of the Agreement. The Conversion Shares must be delivered to the Holder within two (2) business days from the date of delivery of the Notice of Conversion to the Transfer Agent or Company, as the case may be. Conversion shares shall be delivered by DWAC so long as the Company is then DWAC Operational, unless the Holder expressly requests delivery in certificated form or the Conversion Shares are in the form of Restricted Stock and are required to bear a restrictive legended. Conversion Shares shall be deemed delivered (i) if delivered by DWAC, upon deposit into the Holder's brokerage account, or (ii) if delivered in certificated form, upon the Holder's actual receipt of the Conversion Shares in certificated form at the address specified by the Holder in the Notice of Conversion, as confirmed by written receipt. All expenses incurred by Holder, for the issuance and clearing of the Common Stock into which this Debenture is convertible into, shall immediately and automatically be added to the balance of the Debenture at such time as the expenses are incurred by Holder.

If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where "Additional Principal" means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price.

If, at any time while the Debenture is issued and outstanding, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a "Dilutive Issuance"), then immediately upon the Dilutive Issuance and at the option of the Holder, the Conversion Price will be reduced to the price per share of the Dilutive Issuance.

Notwithstanding the foregoing, unless the Holder delivers to the Company written notice at least sixty-one (61) days prior to the effective date of such notice that the provisions of this paragraph (the "Limitation on Ownership") shall be adjusted to 9.99% with respect to the Holder, in no event shall a holder of Debenture have the right to convert Debenture into, nor shall the Company issue to such Holder, shares of Common Stock to the extent that such conversion would result in the Holder and its affiliates together beneficially owning more than 4.99% of the then issued and outstanding shares of Common Stock. For purposes hereof, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13D-G under the Exchange Act.

b. So long as no Event of Default (as defined in Section 10) shall have occurred and be continuing (whether such Event of Default has been declared by the Holder) (unless the Holder consents to such redemption notwithstanding such Event of Default, as described in clause (v), below), the Company may at its option call for redemption all or part of the Debenture, with the exception of any portion thereof which is the subject of a previously-

delivered Notice of Conversion, prior to the Maturity Date, as follows:

(i) The Debenture called for redemption shall be redeemable by the Company, upon not more than two (2) calendar days written notice, for an amount (the "Redemption Price") equal to: (i) if the Redemption Date (as defined below) is ninety (90) calendar days or less from the date of issuance of this Debenture, One Hundred Ten percent (110%) of the sum of the Principal Amount so redeemed plus accrued interest, if any; (ii) if the Redemption Date is greater than or equal to ninety-one (91) calendar days from the date of issuance of this Debenture and less than or equal to one hundred twenty (120) calendar days from the date of issuance of this Debenture, One Hundred Twenty percent (120%) of the sum of the Principal Amount so redeemed plus accrued interest, if any; (iii) if the Redemption Date is greater than or equal to one hundred twenty one (121) calendar days from the date of issuance of this Debenture and less than or equal to one hundred eighty (180) calendar days from the date of issuance of this Debenture, One Hundred Thirty percent (130%) of the sum of the Principal Amount so redeemed plus accrued interest, if any; and (iv) if either (1) the Debentures are in default but the Holder consents to the redemption notwithstanding such default or (2) the Redemption Date is greater than or equal to one hundred eighty one (181) calendar days from the date of issuance of this Debenture, One Hundred Forty percent (140%) of the sum of the Principal Amount so redeemed plus accrued interest, if any. The date upon which the Debentures are redeemed and paid shall be referred to as the "Redemption Date" (and, in the case of multiple redemptions of less than the entire outstanding Principal Amount, each such date shall be a Redemption Date with respect to the corresponding redemption).

(ii) [Reserved]

(iii) [Reserved]

(iv) On the Redemption Date, the Company shall cause the Holder whose Debenture have been presented for redemption to be issued payment of the Redemption Price. In the case of a partial redemption, the Company shall also issue new Debenture to the Holder for the Principal Amount remaining outstanding after the Redemption Date promptly after the Holder's presentation of the Debenture called for redemption.

(v) To effect a redemption the Company shall provide a written notice to the Holder(s) not more than two (2) days prior to the Redemption Date (the "Redemption Notice"), setting forth the following:

1. the Redemption Date;
2. the Redemption Price;
3. the aggregate Principal Amount of the Debenture being called for redemption;
4. in the case of a partial redemption, a statement advising the Holder that after the Redemption Date a substitute Debenture will be issued by the Company after deduction the portion thereof called for redemption, at no cost to the Holder, if the Holder so requests.

Notwithstanding the foregoing, in the event the Company issues a Redemption Notice but fails to fund the redemption on the Redemption Date, then such Redemption Notice shall be null and void, and (i) the Holder(s) shall be entitled to convert the Debenture previously the subject of the Redemption Notice, and (ii) the Company may not redeem such Debenture for at least thirty (30) days following the intended Redemption Date that was voided, and the Company shall be required to pay to the Holder(s) the Redemption Price simultaneously with the issuance of a Redemption Notice in connection with any subsequent redemption pursued by the Company.

3. [Intentionally Omitted].

4. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional to convert this Debenture into Common Stock, at the time, place, and rate herein prescribed. This Debenture is a direct obligation of the Company.

5. If the Company (a) merges or consolidates with another corporation or business entity and the Company is not the surviving entity or (b) sells or transfers all or substantially all of its assets to another Person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee will agree that this Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any (i) proposed merger or consolidation where the Company is not the surviving entity or (ii) sale or transfer of all or substantially all of the assets of the Company (in either such case, a "Sale"), the Holder shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company.

6. If, at any time while any portion of this Debenture remains outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock or otherwise recapitalizes its Common Stock, the Conversion Price shall be equitably adjusted to reflect such action.

7. All payments contemplated hereby to be made "in cash" shall be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder to an account designated by the Holder to the Company and if the Holder has not designated any such accounts at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder may designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

8. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except in compliance with the terms of the Securities Purchase Agreement and under circumstances which will not result in a violation of the Securities Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

9. This Debenture shall be governed by and construed in accordance with the laws of the State of Nevada. Each of the parties consents to the exclusive jurisdiction and venue of the state and/or federal courts located in Miami-Dade County, Florida in connection with any dispute arising under this Agreement, and each waives any objection based on forum non conveniens. This provision is intended to be a "mandatory" forum selection clause and governed by and interpreted consistent with Florida law (Nevada law governing all other, substantive matters). Each of the parties hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in Miami-Dade County, Florida, and each waives any objection based on forum non conveniens. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Debenture or the Securities Purchase Agreement.

10. The following shall constitute an "Event of Default":

a. The Company fails in the payment of principal or interest (to the extent that interest is imposed under this Section 10) on this Debenture as required to be paid in cash hereunder, and payment shall not have been made for a period of five (5) business days following the payment due date (as to which no further cure period shall apply); or

b. Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company to the Holder in connection with the issuance of this Debenture, shall be false or misleading (including without limitation by way of the misstatement of a material fact or the omission of a material fact) in any material respect at the time made (as to which no cure period shall apply); or

c. The Company fails to remain listed on the OTC Pink, OTCQB, OTCQX, Nasdaq Capital Markets, NYSE, or other applicable principal trading market for the Common Stock (the "Principal Market") any time from the date hereof to the Maturity Date for a period in excess of five (5) Trading Days (as to which no further cure period shall apply); or

d. The Company (i) fails to timely file required SEC reports when due (including extensions), becomes, is deemed to be or asserts that it is a "shell company" at any time for purposes of the 1933 Act, and Rule 144 promulgated thereunder or otherwise takes any action, or refrains from taking any action, the result of which makes Rule 144 under the 1933 unavailable to the Holder for the sale of their Securities, (ii) fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, (iii) fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture as and when

required by this Debenture and such transfer is otherwise lawful, (iv) fails to remove any restrictive legend or to cause its Transfer Agent to transfer any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by the relevant Transaction Document(s) and such legend removal is otherwise lawful, or (v) the Company fails to perform or observe any of its obligations under the Section 5 of the Agreement or under the Transfer Agent Instruction Letter (no cure period shall apply in the case of clauses (i) through (v) above, inclusive); or

e. The Company fails to perform or observe, in any material respect (i) any other covenant, term, provision, condition, agreement or obligation set forth in the Debenture, (subject to a cure period of three (3) days other than in the case of a failure under Section 5 hereof, as to which no cure period shall apply), or (ii) any other covenant, term, provision, condition, agreement or obligation of the Company set forth in the Securities Purchase Agreement and such failure shall continue uncured for a period of either (1) three (3) days after the occurrence of the Company's failure under Section 4(d), (e) (except as described in Section 10(c) hereof, as to which Section 10(c) hereof shall control), (f), (g) or (h) of the Securities Purchase Agreement, or (2) ten (10) days after the occurrence of the Company's failure under any other provision of the Securities Purchase Agreement not otherwise specifically addressed in the Events of Default set forth in this Section 10; or

f. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business (as to which no cure period shall apply); or

g. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment (as to which no cure period shall apply); or

h. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter (as to which no cure period shall apply); or

i. Any money judgment, writ or warrant of attachment, or similar process (including an arbitral determination), in excess of Fifty Thousand Dollars ($50,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets (as to which no cure period shall apply); or

j. The occurrence of a breach or an event of default under the terms of any indebtedness or financial instrument of the Company or any subsidiary (including but not limited to any Subsidiary) of the Company in an aggregate amount in excess of Fifty Thousand Dollars ($50,000) or more which is not waived by the creditors under such indebtedness (as to which no cure period shall apply); or

k. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be

instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding (as to which no further cure period shall apply); or

l. The issuance of an order, ruling, finding or similar adverse determination the SEC, the Secretary of State of the State of Nevada or other applicable state of incorporation of the Company, the National Association of Securities Dealers, Inc. or any other securities regulatory body (whether in the United States, Canada or elsewhere) having proper jurisdiction that the Company and/or any of its past or present directors or officers have committed a material violation of applicable securities laws or regulations (as to which no cure period shall apply); or

m. The Company shall have its Common Stock suspended or delisted from the Principal Market for a period in excess of five (5) Trading Days (as to which no further cure period shall apply); or

n. Any of the following shall occur and be continuing: a breach or default by any party under (a) any agreement identified by the Company in its SEC filings as a material agreement or (b) any note or other form of indebtedness in favor of the Company representing indebtedness of at least Fifty Thousand Dollars ($50,000.00), irrespective of whether such breach or default was waived (as to which no cure period shall apply); or

o. Notice of a Material Adverse Effect is provided by the Company or the determination in good faith by the Holder that a Material Adverse Effect has occurred (as to which no cure period shall apply); or

p. The Company attempts to modify, amend, withdraw, rescind, disavow or repudiate any part of the Irrevocable Instructions (as to which no cure period shall apply).

q. Any attempt by the Company or its officers, directors, and/or affiliates to transmit, convey, disclose, or any actual transmittal, conveyance, or disclosure by the Company or its officers, directors, and/or affiliates of, material non-public information concerning the Company, to the Holder or its successors and assigns, which is not immediately cured by Company's filing of a Form 8-K pursuant to Regulation FD on that same date.

r. At any time while this Debenture is outstanding, the lowest traded price on the Principal Market is equal to or less than $0.0001.

Then, or at any time thereafter, the Company shall immediately give written notice of the occurrence of such Event of Default to the Holder, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder of the Debenture (which waiver shall not be deemed to be a waiver of any subsequent default), then at the option of the Holder and in the discretion of the Holder, take any or all of the following actions: (i) pursue remedies against the Company in accordance with any of the Holder's rights, (ii) increase the interest rate applicable to the Debenture to the lesser of eighteen percent (18%) per annum and the maximum interest rate allowable under applicable law, (iii) in the case of an Event of Default under Section 10(e)(ii)(1) based on the Company's failure to be DWAC

Operational, increase the Principal Amount to an amount equal to one hundred ten percent (110%) of the then-outstanding Principal Amount, (iv) in the case of an Event of Default under Section 10(d)(i), increase the Principal Amount to an amount equal to one hundred twenty percent (120%) of the then-outstanding Principal Amount and an additional ten percent (10%) discount shall be factored into the Conversion Price until this Debenture is no longer outstanding, (v) in the case of an Event of Default under Section 10(d)(i) through (v), increase the Principal Amount of the relevant Holder's Debenture by One Thousand Dollars and 00/100 ($1,000.00) for each day the related failure continues, (vi) in the case of an Event of Default under Section 10(d)(ii) through (v) arising from an untimely delivery to the Holder of Conversion Shares or shares of Common Stock in de-legended form, if the lowest traded price of the Common Stock on the Trading Day immediately prior to the actual date of delivery of Conversion Shares or de-legended shares, as the case may be, is less than the lowest traded price on the Trading Day immediately prior to the date when Conversion Shares or de-legended shares were required to be delivered, increase the Principal Amount of the relevant Holder's Debenture by an amount per share equal to such difference, and (vii) following the expiration of the applicable grace period (if any), at the option and discretion of the Holder, accelerate the full indebtedness under this Debenture, in an amount equal to one hundred forty percent (140%) of the outstanding Principal Amount and accrued and unpaid interest (the "Acceleration Amount"), whereupon the Acceleration Amount shall be immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything contained herein, in the Securities Purchase Agreement or in any other note or instruments to the contrary notwithstanding. In the case of an Event of Default under Section 10(d)(ii), the Holder may either (i) declare the Acceleration Amount to exclude the Conversion Amount that is the subject of the Event of Default, in which case the Acceleration Amount shall be based on the remaining Principal Amount and accrued interest (if any), in which case the Company shall continue to be obligated to issue the Conversion Shares, or (ii) declare the Acceleration Amount to include the Conversion Amount that is the subject of the Event of Default, in which case the Acceleration Amount shall be based on the full Principal Amount, including the Conversion Amount, and accrued interest (if any), whereupon the Notice of Conversion shall be deemed withdrawn. At its option, the Holder may elect to convert the Debenture pursuant to Section 2 notwithstanding the prior declaration of a default and acceleration, in the sole discretion of such Holder. The Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by applicable law. Notwithstanding the foregoing, in the case of a default under Section 10(d)(ii) through (iv), the Holder of the Debenture sought to be converted, transferred or de-legended, as the case may be, acting singly, shall have the sole and absolute discretion to increase the applicable interest rate on the Debenture held by such Holder and/or to accelerate the Debenture(s) held by such Holder. The Company expressly acknowledges and agrees that the Holder's exercise of any or all of the remedies provided herein or under applicable law, including without limitation the increase(s) in the Principal Amount and the Acceleration Amount as may be declared in the case of a default, is reasonable and appropriate due to the inability to define the financial hardship that the Company's default would impose on the Holder. To the extent that the Holder's exercise of any of its remedies in the case of an Event of Default shall be construed to exceed the maximum interest rate allowable under applicable law, then such remedies shall be reduced to equal the maximum interest rate allowable under applicable law

11. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

12. So long as this Debenture is outstanding, upon any issuance by the Company or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Debenture, then the Company shall notify the Holder of such additional or more favorable term and such term, at Holder's option, shall become a part of the transaction documents with the Holder. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

13. This Debenture may be amended only by the written consent of the parties hereto. Notwithstanding the foregoing, the Principal Amount of this Debenture shall automatically be reduced by any and all Conversion Amounts (to the extent that the same relate to principal hereof). In the absence of manifest error, the outstanding Principal Amount of the Debenture on the Holder's book and records shall be the correct amount.

14. In the event of any inconsistency between the provisions of this Debenture and the provisions of any other Transaction Document, the provisions of this Debenture shall prevail. Without limiting the generality of the foregoing, in the event the Transfer Agent is not required to transfer any Common Stock, issue Conversion Shares or de-legended shares of Restricted Stock pursuant to the Transfer Agent Instruction Letter, this shall not operate as an excuse, extension or waiver of the Company's obligation to issue and deliver Conversion Shares or de-legended Restricted Stock.

15. The Company specifically acknowledges and agrees that in the event of a breach or threatened breach by the Company of any provision hereof or of any other Transaction Document, the Holder will be irreparably damaged, and that damages at law would be an inadequate remedy if this Debenture or such other Transaction Document were not specifically enforced. Therefore, in the event of a breach or threatened breach by the Company, the Holder shall be entitled, in addition to all other rights and remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for a specific performance of the provisions of this Debenture and the other Transaction Documents.

16. No waivers or consents in regard to any provision of this Debenture may be given other than by an instrument in writing signed by the Holder.

17. Each time, while this Debenture is outstanding, the Company enters into a Section 3(a)(9) transaction (including but not limited to the issuance of new promissory notes or debentures, or of a replacement promissory note or debenture), or Section 3(a)(10) transaction, in which any 3rd party has the right to convert monies owed to that 3rd party (or receive shares pursuant to a settlement or otherwise) at a discount to market greater than the Conversion Price in effect at that time (prior to all other applicable adjustments in this Debenture), then the

Conversion Price shall be automatically adjusted to such greater discount percentage (prior to all applicable adjustments in this Debenture) until this Debenture is no longer outstanding. Each time, while this Debenture is outstanding, the Company enters into a Section 3(a)(9) transaction (including but not limited to the issuance of new promissory notes or debentures, or of a replacement promissory note or debenture), or Section 3(a)(10) transaction, in which any 3rd party has a look back period greater than the look back period in effect under this Debenture at that time, then the Holder's look back period shall automatically be adjusted to such greater number of days until this Debenture is no longer outstanding. The Company shall give written notice to the Holder, with the adjusted Conversion Price and/or adjusted look back period (each adjustment that is applicable due to the triggering event), within one (1) business day of an event that requires any adjustment described in this section. So long as this Debenture is outstanding, the Company shall not enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) of the Securities Act (a "3(a)(9) Transaction") or Section 3(a)(10) of the Securities Act (a "3(a)(10) Transaction"). In the event that the Company does enter into, or makes any issuance of Common Stock related to a 3(a)(9) Transaction or a 3(a)(10) Transaction while this note is outstanding, a liquidated damages charge of 20% of the outstanding principal balance of this Debenture, but not less than Fifteen Thousand Dollars, will be assessed and will become immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Debenture.

18. So long as this Debenture is outstanding, upon any issuance by the Company or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Debenture, then the Company shall notify the Holder of such additional or more favorable term and such term, at Holder's option, shall become a part of the transaction documents with the Holder (regardless of whether the Company notifies the Holder or not). The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

19. Notwithstanding any provision in this Debenture or the related transaction documents to the contrary, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Debenture or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Debenture, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance due hereunder immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of the principal balance then outstanding, and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection

of any sums in excess of those lawfully collectible as interest, rather than accept such sums as a prepayment of the principal balance then outstanding. It is the intention of the parties that the Company does not intend or expect to pay, nor does the Holder intend or expect to charge or collect any interest under this Debenture greater than the highest non-usurious rate of interest which may be charged under applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by an officer thereunto duly authorized as of the date of issuance set forth above.

PCT LTD.

By: ______________________________
Name: Gary Grieco
Title: President

[Signature Page to Convertible Debenture]

ANNEX A

PCT LTD.

NOTICE OF CONVERSION

(To Be Executed by the Registered Holder in Order to Convert the Debenture)

The undersigned hereby irrevocably elects to convert $ _______________ of the Principal Amount of the above Debenture into Shares of Common Stock of PCT Ltd., a Nevada corporation (the "Company"), according to the conditions hereof, as of the date written below. After giving effect to the conversion requested hereby, the outstanding Principal Amount of such debenture is $____________________, absent manifest error.

Pursuant to the Debenture, certificates representing Common Stock upon conversion must be delivered (including delivery by DWAC or DRS) to the undersigned within two (2) business days from the date of delivery of the Notice of Conversion to the Transfer Agent.

Conversion Date

____

Applicable Conversion Price

____

Signature

____

Print Name

____

Address

____

____

AMENDMENT #1 TO THE SECURITIES PURCHASE AGREEMENT ENTERED INTO ON FEBRUARY 14, 2019

THIS AMENDMENT #1 TO THE SECURITIES PURCHASE AGREEMENT ENTERED INTO ON FEBRUARY 14, 2019 (the "Amendment") is made effective as of September 11, 2019 (the "Effective Date"), by and between PCT Ltd., a Nevada corporation (the "Company"), and Peak One Opportunity Fund, L.P., a Delaware limited partnership (the "Holder") (collectively the "Parties").

BACKGROUND

A. The Company and Holder are the parties to that certain securities purchase agreement originally entered into by the Company to the Holder on February 14, 2019 (the "Agreement"); and

B. The Company and Holder desire to amend the Agreement as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Notwithstanding anything to the contrary in the Agreement, the definition of "Second Debenture" in the Agreement shall be replaced with the following:

(xxxii) "Second Debenture" means the second of the three (3) Debentures, in the principal amount of Twenty Six Thousand and 00/100 Dollars ($26,000.00), which is issued by the Company to the Buyer on the Second Closing Date.

2. Notwithstanding anything to the contrary in the Agreement, the definition of "Second Purchase Price" in the Agreement shall be replaced with the following:

(xxxiii) "Second Purchase Price" shall be Twenty Three Thousand and 00/100 Dollars ($23,000.00)

3. Notwithstanding anything to the contrary in the Agreement, a non-accountable fee of Three Thousand and 00/100 Dollars ($3,000.00) shall be withheld from the purchase price of the Second Debenture to cover the Holder's accounting fees, legal fees, and other transactional costs incurred.

4. The last sentence of Section 12(a) of the Agreement shall be replaced with the following:

"In addition, at the time of Buyer's funding of the Signing Debenture, the Company shall issue to Investments as a commitment fee, a common stock purchase warrant to purchase 300,000 shares of the Company's common stock pursuant to the terms contained therein (the "First Warrant"). In addition, at the time of Buyer's funding of the Second Debenture, the Company shall issue to Investments as a commitment fee, a common stock purchase warrant to purchase 300,000 shares of the Company's common stock pursuant to the terms contained therein (the "Second Warrant") (the First Warrant and Second Warrant shall collectively be referred to as the "Warrant")."

5. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Agreement. Except as specifically modified hereby, all of the provisions of the Agreement, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PCT Ltd.

By:______________________________
Name: Gary Grieco
Title: President

Peak One Opportunity Fund, L.P.

By: Peak One Investments, LLC
its General Partner

By:______________________________
Name: Jason Goldstein
Title: Managing Member

NEITHER THIS SECURITY NOR THE SECURITIES AS TO WHICH THIS SECURITY MAY BE EXERCISED HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

PCT LTD.

Warrant Shares: 300,000
Date of Issuance: September 11, 2019 ("Issuance Date")

This COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received (in connection with the issuance of the $26,000.00 convertible debenture to Peak One Opportunity Fund, L.P., a Delaware limited partnership (the "Fund") on or around September 11, 2019 (the "Debenture"), Peak One Investments, LLC, a Delaware limited liability company (including any permitted and registered assigns, the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance hereof, to purchase from PCT Ltd., a Nevada corporation (the "Company"), up to 300,000 shares of Common Stock (as defined below) (the "Warrant Shares") (whereby such number may be adjusted from time to time pursuant to the terms and conditions of this Warrant) at the Exercise Price per share then in effect. This Warrant is issued by the Company as of the date hereof in connection with that certain securities purchase agreement dated February 14, 2019, by and among the Company and the Fund (as amended from time to time, the "Purchase Agreement").

Capitalized terms used in this Warrant shall have the meanings set forth in the Purchase Agreement unless otherwise defined in the body of this Warrant or in Section 12 below. For purposes of this Warrant, the term "Exercise Price" shall mean $0.10, subject to adjustment as provided herein (including but not limited to cashless exercise), and the term "Exercise Period" shall mean the period commencing on the Issuance Date and ending on 5:00 p.m. eastern standard time on the five-year anniversary thereof.

1. EXERCISE OF WARRANT.

(a) *Mechanics of Exercise.* Subject to the terms and conditions hereof, the rights represented by this Warrant may be exercised in whole or in part at any time or times during the Exercise Period by delivery of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. On or before the second Trading Day (the "Warrant Share Delivery Date") following the date on which the Holder sent the Exercise Notice to the Company or the Company's transfer agent, and upon receipt by the Company of payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which all or a portion of this Warrant is being exercised (the "Aggregate Exercise Price" and together with the Exercise Notice, the "Exercise Delivery Documents") in cash or by wire transfer of immediately available funds (or by cashless exercise, in which case there

shall be no Aggregate Exercise Price provided), the Company shall (or direct its transfer agent to) issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise (or deliver such shares of Common Stock in electronic format if requested by the Holder). Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

If the Company fails to cause its transfer agent to transmit to the Holder the respective shares of Common Stock by the respective Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise in Holder's sole discretion, and such failure shall be deemed an event of default under the Debenture.

If the Market Price of one share of Common Stock is greater than the Exercise Price, the Holder may elect to receive Warrant Shares pursuant to a cashless exercise, in lieu of a cash exercise, equal to the value of this Warrant determined in the manner described below (or of any portion thereof remaining unexercised) by surrender of this Warrant and a Notice of Exercise, in which event the Company shall issue to Holder a number of Common Stock computed using the following formula:

$$X = \frac{Y(A-B)}{A}$$

Where X = the number of Warrant Shares to be issued to Holder.

Y = the number of Warrant Shares that the Holder elects to purchase under this Warrant (at the date of such calculation).

A = the Market Price (at the date of such calculation).

B = Exercise Price (as adjusted to the date of such calculation).

(b) *No Fractional Shares.* No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then-current fair market value of a Warrant Share by such fraction.

(c) *Holder's Exercise Limitations.* The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to issuance of Warrant Shares upon exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder's Affiliates, and any other persons acting as a group together with the Holder or any of the Holder's Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation, as defined below. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon

(i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including without limitation any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph (d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this paragraph applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.

For purposes of this paragraph, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company's most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the request of a Holder, the Company shall within two Trading Days confirm to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "<u>Beneficial Ownership Limitation</u>" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. Upon no fewer than 61 days' prior notice to the Company, a Holder may increase or decrease the Beneficial Ownership Limitation provisions of this paragraph, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this paragraph shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and shall only apply to such Holder and no other Holder. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant.

2. <u>ADJUSTMENTS</u>. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) *Distribution of Assets*. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "<u>Distribution</u>"), at any time after the issuance of this Warrant, then, in each such case:

(i) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction (i) the numerator of which shall be the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (ii) the denominator of which shall be the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(ii) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i); provided, however, that in the event that the Distribution is of shares of common stock of a company (other than the Company) whose common stock is traded on a national securities exchange or a national automated quotation system ("Other Shares of Common Stock"), then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i) and the number of Warrant Shares calculated in accordance with the first part of this clause (ii).

(b) *Anti-Dilution Adjustments to Exercise Price.* If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or securities entitling any person or entity to acquire shares of Common Stock (upon conversion, exercise or otherwise) (including but not limited to under the Note), at an effective price per share less than the then Exercise Price (such lower price, the "Base Share Price" and such issuances collectively, a "Dilutive Issuance") (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, elimination of an applicable floor price for any reason in the future (including but not limited to the passage of time or satisfaction of certain condition(s)), reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled or potentially entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price at any time while such Common Stock or Common Stock Equivalents are in existence, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance (regardless of whether the Common Stock or Common Stock Equivalents are (i) subsequently redeemed or retired by the Company after the date of the Dilutive Issuance or (ii) actually converted or exercised at such Base Share Price), then the Exercise Price shall be reduced at the option of the Holder and only reduced to equal the Base Share Price, and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment (for the avoidance of doubt, the aggregate Exercise Price prior to such adjustment is calculated as follows: the total number of Warrant Shares multiplied by the initial Exercise Price in effect as of the Issuance Date). Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued, regardless of whether the Common Stock or Common Stock Equivalents are (i) subsequently redeemed or retired by the Company after the date of the Dilutive Issuance or (ii) actually converted or exercised at such Base Share Price by the holder thereof (for the avoidance of doubt, the Holder may utilize the Base Share Price even if the Company did not actually issue shares of its common stock at the Base Share Price under the respective Common stock Equivalents). The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 2(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 2(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

(c) *Subdivision or Combination of Common Stock.* If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise)

one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective. Each such adjustment of the Exercise Price shall be calculated to the nearest one-hundredth of a cent. Such adjustment shall be made successively whenever any event covered by this Section 2(c) shall occur.

3. FUNDAMENTAL TRANSACTIONS. If, at any time while this Warrant is outstanding, (i) the Company effects any merger of the Company with or into another entity and the Company is not the surviving entity (such surviving entity, the "Successor Entity"), (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or by another individual or entity, and approved by the Company) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares of Common Stock for other securities, cash or property and the holders of at least 50% of the Common Stock accept such offer, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock) (in any such case, a "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive the number of shares of Common Stock of the Successor Entity or of the Company and any additional consideration (the "Alternate Consideration") receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event (disregarding any limitation on exercise contained herein solely for the purpose of such determination). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any Successor Entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration.

4. NON-CIRCUMVENTION. The Company covenants and agrees that it will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, for so long as this Warrant is outstanding, have authorized and reserved, free from preemptive rights, ten (10) times the number of shares of Common Stock into which the Warrants are then exercisable into to provide for the exercise of the rights represented by this Warrant (without regard to any limitations on exercise).

5. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, this Warrant, in and of itself, shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6. REISSUANCE.

(a) *Lost, Stolen or Mutilated Warrant.* If this Warrant is lost, stolen, mutilated or destroyed, the Company will, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

(b) *Issuance of New Warrants.* Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall be of like tenor with this Warrant, and shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date.

7. TRANSFER. This Warrant shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior signed written consent of the Holder, which consent may be withheld at the sole discretion of the Holder (any such assignment or transfer shall be null and void if the Company does not obtain the prior signed written consent of the Holder). This Warrant or any of the severable rights and obligations inuring to the benefit of or to be performed by Holder hereunder may be assigned by Holder to a third party, in whole or in part, without the need to obtain the Company's consent thereto.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the notice provisions contained in the Purchase Agreement. The Company shall provide the Holder with prompt written notice (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, the calculation of such adjustment and (ii) at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any stock or other securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock or other property, pro rata to the holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9. AMENDMENT AND WAIVER. The terms of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

10. GOVERNING LAW AND VENUE. This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts located in the State of Florida, County of Miami-Dade or federal courts located in the State of Florida, County of Miami-Dade. The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon *forum non conveniens*. **THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.** The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by

mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

11. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

12. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) "Nasdaq" means www.Nasdaq.com.

(b) "Closing Sale Price" means, for any security as of any date, (i) the last closing trade price for such security on the Principal Market, as reported by Nasdaq, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Nasdaq, or (ii) if the foregoing does not apply, the last trade price of such security in the over-the-counter market for such security as reported by Nasdaq, or (iii) if no last trade price is reported for such security by Nasdaq, the average of the bid and ask prices of any market makers for such security as reported by the OTC Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(c) "Common Stock" means the Company's common stock, and any other class of securities into which such securities may hereafter be reclassified or changed.

(d) "Common Stock Equivalents" means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(e) "Dilutive Issuance" is any issuance of Common Stock or Common Stock Equivalents described in Section 2(b) above; provided, however, that a Dilutive Issuance shall not include any Exempt Issuance.

(f) "Exempt Issuance" means the issuance of (i) shares of Common Stock or options to officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (ii) securities issued pursuant to acquisitions approved by a majority of the disinterested directors of the Company, and (iii) shares of Common Stock issued pursuant to any real property leasing arrangement or financing from a national bank approved by the Board of Directors of the Company.

(g) "Principal Market" means the primary national securities exchange on which the Common Stock is then traded.

(h) "Market Price" means the highest traded price of the Common Stock during the ninety Trading Days prior to the date of the respective Exercise Notice.

(i) "Trading Day" means (i) any day on which the Common Stock is listed or quoted and traded on its Principal Market, (ii) if the Common Stock is not then listed or quoted and traded on any national securities exchange, then a day on which trading occurs on any over-the-counter markets, or (iii) if trading does not occur on the over-the-counter markets, any Business Day.

* * * * * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Issuance Date set forth above.

PCT LTD.

____

Name: Gary Grieco

Title: President

EXHIBIT A

EXERCISE NOTICE

(To be executed by the registered holder to exercise this Common Stock Purchase Warrant)

THE UNDERSIGNED holder hereby exercises the right to purchase ________________ of the shares of Common Stock ("Warrant Shares") of PCT Ltd., a Nevada corporation (the "Company"), evidenced by the attached copy of the Common Stock Purchase Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as (check one):

   ☐ a cash exercise with respect to ________________ Warrant Shares; or
   ☐ by cashless exercise pursuant to the Warrant.

2. Payment of Exercise Price. If cash exercise is selected above, the holder shall pay the applicable Aggregate Exercise Price in the sum of $__________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder _________________ Warrant Shares in accordance with the terms of the Warrant.

Date: ____________________________

____

(Print Name of Registered Holder)

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

EXHIBIT B

ASSIGNMENT OF WARRANT

(To be signed only upon authorized transfer of the Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ____________________ the right to purchase _______________ shares of common stock of PCT Ltd., to which the within Common Stock Purchase Warrant relates and appoints ____________________, as attorney-in-fact, to transfer said right on the books of PCT Ltd. with full power of substitution and re-substitution in the premises. By accepting such transfer, the transferee has agreed to be bound in all respects by the terms and conditions of the within Warrant.

Dated: __________________

____
(Signature) *

____
(Name)

____
(Address)

____
(Social Security or Tax Identification No.)

* The signature on this Assignment of Warrant must correspond to the name as written upon the face of the Common Stock Purchase Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.